Exhibit 4.1

Execution Version

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “First Supplemental Indenture”), dated as of March 13, 2013, among Stream Global Services, Inc., a Delaware corporation (the “Company”), each of the guarantors listed on the signature pages hereto (the “Guarantors”) and Wells Fargo Bank, National Association, a nationally chartered banking association, as trustee (the “Trustee”). Capitalized terms used in this First Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Base Indenture (as defined below).

W I T N E S S E T H

WHEREAS, the Company, the Guarantor and the Trustee executed and delivered an Indenture, dated as of October 1, 2009 (the “Base Indenture”), which provided for the issuance by the Company of the $200.0 million aggregate principal amount of the Company’s 11.25% Senior Secured Notes due 2014 (the “Initial Notes”) and Additional Notes upon the terms set forth therein;

WHEREAS, pursuant to Section 2.02 of the Base Indenture and resolutions adopted by the Company’s Board of Directors on March 8, 2013, the Company desires to issue and sell $30,000,000 aggregate principal amount of its 11.25% Senior Secured Notes due 2014 as Additional Notes under the Base Indenture (the “New Notes”), to be issued as part of the same series as the Initial Notes, in reliance upon, and in compliance with, Sections 2.02, 4.09 and 4.12 of the Base Indenture, and the Guarantors desire to provide Guarantees for such New Notes;

WHEREAS, Section 9.01(a)(ix) of the Base Indenture provides that the Base Indenture may be amended or supplemented from time to time without the consent of the Holders to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture;

WHEREAS, all things necessary to make the New Notes and related Guarantees thereof by the Guarantors, when executed by the Company or Guarantor, as applicable, and authenticated and delivered by the Trustee and issued upon the terms and subject to the conditions set forth herein and in the Base Indenture against payment therefor, the valid, binding and legal obligations of the Company and the Guarantors, as applicable, and to make this First Supplemental Indenture a valid, binding and legal agreement of the Company and the Guarantors, have been done; and

WHEREAS, the Company and the Guarantors duly authorized the execution and delivery of this First Supplemental Indenture to provide for the issuance of the New Notes and all acts and things necessary to make this First Supplemental Indenture a valid, binding and legal obligation of the Company and to constitute a valid agreement of the Company, in accordance with its terns, have been done and performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee, mutually covenant and agree for the equal and ratable benefit of the Holders of the New Notes as follows:

ARTICLE I
Definitions

Section 1.1            Defined Terms.  As used in this First Supplemental Indenture, terms defined in the Base Indenture or in the preamble or recitals hereto are used herein as therein defined.  The words

“herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section thereof.

ARTICLE II
Additional Securities

Section 2.1            Establishment and Issuance of New Notes.  This First Supplemental Indenture is being delivered to the Trustee in order to establish New Notes in an aggregate of $30,000,000 pursuant to Section 2.02 of the Base Indenture, which New Notes shall have the following terms:

(a)           The New Notes established hereunder shall be issued as part of the same series of Notes with the Initial Notes issued under the Base Indenture;

(b)           The aggregate principal amount of the New Notes to be authenticated and delivered pursuant to this First Supplemental Indenture is $30,000,000;

(c)           The issuance price of the New Notes established hereunder shall be 102.00%, the issuance date of such New Notes shall be March 13, 2013, and the date from which interest shall accrue on such New Notes shall be October 1, 2012;

(d)           The New Notes established hereunder shall be issuable in the form of one or more Global Securities, substantially in the form attached as Exhibit A hereto, which Global Securities shall be registered in the name of Cede & Co. and delivered to or on behalf of The Depository Trust Company (“DTC”); and

(e)           The New Notes will have identical terms as the Initial Notes, other than the New Notes with respect to the CUSIP numbers and as indicated above.

Section 2.2            Conditions Precedent. The Company certifies that all conditions precedent provided for in the Base Indenture relating to the issuance of the Additional Notes described in this Article II of this First Supplemental Indenture, and the procedures for authentication and delivery of such Additional Notes provided for in the Base Indenture have been complied with.

ARTICLE III
Miscellaneous

Section 3.1         Notices. All notices and other communications to the Company shall be given as provided in the Base Indenture.

Section 3.2         Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders, the Company, the Guarantors or the Trustee, any legal or equitable right, remedy or claim under or in respect of this First Supplemental Indenture or the Base Indenture or any provision herein or therein contained.

Section 3.3         Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.4         Ratification of Base Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Base Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental

2

Indenture shall form a part of the Base Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.5         Waiver. The execution, delivery and effectiveness of this First Supplemental Indenture shall not operate or be construed as a waiver or forebearance with respect to Defaults or Events of Defaults under the Base Indenture or the Notes, if any, which now or hereafter exist or the waiver of any right, power or remedy which the Holders of the Trustee may have with respect thereto under the Base Indenture, the Notes or applicable law.  Any and all rights which may now or hereafter exist in favor of Holders or the Trustee under the Base Indenture, the Notes or applicable law are reserved for the Holders and the Trustee, respectively.

Section 3.6         Conflicts.  In the event of a conflict between the terms and conditions of the Base Indenture and the terms and conditions of this First Supplemental Indenture, then the terms and conditions of this First Supplemental Indenture shall prevail.

Section 3.7         Trustee Disclaimer. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

Section 3.8         Counterparts. The parties hereto may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.9         Headings. The headings of the Articles and the Sections in this First Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Remainder of Page Intentionally Blank]

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EXHIBIT A

IN WITNESS WHEREOF, the parties have executed this First Supplemental Indenture as of the date first written above.

STREAM GLOBAL SERVICES, INC.

By:	/s/ Michael Henricks
	Name:	Michael Henricks
	Title:	Chief Financial Officer

GUARANTORS:

STREAM HOLDINGS CORPORATION

By:	/s/ Michael Henricks
	Name:	Michael Henricks
	Title:	Chief Financial Officer

STREAM INTERNATIONAL, INC.

By:	/s/ Michael Henricks
	Name:	Michael Henricks
	Title:	Chief Financial Officer

STREAM NEW YORK INC.

By:	/s/ Michael Henricks
	Name:	Michael Henricks
	Title:	Chief Financial Officer

STREAM INTERNATIONAL EUROPE B.V.

By:	/s/ Leo S. Vannoni
	Name:	Leo S. Vannoni
	Title:	Director

STREAM GLOBAL SERVICES-US, INC.

By:	/s/ Michael Henricks
	Name:	Michael Henricks
	Title:	Chief Financial Officer

STREAM GLOBAL SERVICES-AZ, INC.

By:	/s/ Michael Henricks
	Name:	Michael Henricks
	Title:	Chief Financial Officer

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Martin G. Reed
	Name:	Martin G. Reed
	Title:	Vice President

EXHIBIT A

[Face of Note]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH TRANSACTION PURSUANT TO THIS CLAUSE (2) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

[Additional language for Regulation S Note to be inserted as applicable]

THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

[Additional language for Notes issued with original issue discount to be inserted as applicable]

FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $          , THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $          , THE ISSUE DATE IS                         , 20     AND THE YIELD TO MATURITY IS       % PER ANNUM.

[Face of Note]

CUSIP No.

ISIN No.

No.                                                                             **$                  **

STREAM GLOBAL SERVICES, INC.

11.25% Senior Secured Notes due 2014

Issue Date:                           , 20

Stream Global Services, Inc., a Delaware corporation (the “Company” which term includes any successor to the Company under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of $                           on October 1, 2014.

Interest Payment Dates:  April 1 and October 1, commencing [April 1, 2013](1).

Record Dates:  March 15 and September 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

[Attach Notation of Guarantee for each Guarantor]

(1)           Applicable to Initial Notes only.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer as of the date first written above.

STREAM GLOBAL SERVICES, INC.,
a Delaware corporation

By:
Name:
Title:

[Trustee’s Certificate of Authentication]

This is one of the 11.25% Senior Secured Notes due 2014 described in the within-mentioned Indenture.

Dated:                           , 20

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[Reverse Side of Note]

STREAM GLOBAL SERVICES, INC.

11.25% Senior Secured Notes due 2014

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                      Interest.  The Company promises to pay interest on the principal amount of this Note at 11.25% per annum from October 1, 2012 until maturity [and shall pay the Special Interest (if any) payable pursuant to Section 2 of the Registration Rights Agreement referred to below](2).  The Company shall pay interest and Special Interest (if any) semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be April 1, 2013.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (if any) (without regard to any applicable grace period) from time to time on demand at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.                                      Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) and Special Interest (if any) to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  If a Holder has given wire transfer instructions to the Company, the Company shall pay all principal of, and premium (if any), interest and Special Interest (if any) on, that Holder’s Notes in accordance with those instructions.  All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.                                      Paying Agent and Registrar.  Initially, the Trustee under the Indenture shall act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without prior notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.                                      Indenture.  The Company issued the Notes under an Indenture, dated as of October 1, 2009, as supplemented by the First Supplemental Indenture, dated as of March 13, 2013 (the “Indenture”), among the Company, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  To the extent any provision of this Note conflicts

(2)                                 Applicable to Initial Notes only.

with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Indenture pursuant to which this Note is issued provides that an unlimited aggregate principal amount of Additional Notes may be issued thereunder.

5.                                      Optional Redemption.

(a)                                 On or after October 1, 2012, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest (if any) thereon, to the applicable redemption date, if redeemed during the 12-month period beginning on October 1 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage

2012	105.625%

2013 and thereafter	100.000%

(b)                                 At any time prior to October 1, 2012, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes), upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 111.250% of the principal amount thereof, plus accrued and unpaid interest and Special Interest (if any) thereon to the applicable redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of an Equity Offering by the Company or a contribution to the Company’s common equity capital made with the net cash proceeds of a concurrent Equity Offering by the Company’s direct or indirect parent; provided that:

(i)                                     at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes, but excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii)                                  the redemption must occur within 90 days of the date of the closing of such Qualified Equity Offering.

(c)                                  At any time prior to October 1, 2012, the Company may, on any one or more occasions, redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest (if any) to, the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(d)                                 At any time and from time to time prior to October 1, 2012, but not more than once in any 12-month period, the Company may redeem, in the aggregate, up to 10% of the original aggregate principal amount of Notes issued under the Indenture at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest and Special Interest (if any) to the applicable redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

6.                                      Mandatory Redemption.  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.                                      Repurchase at Option of Holder.

(a)                                 If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer by the Company (a “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Special Interest (if any) thereon, to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.  Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)                                 Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) or Section 4.10(c) of the Indenture shall constitute “Excess Proceeds.”  Within 10 days after the aggregate amount of Excess Proceeds (including any Excess Proceeds held in the Collateral Proceeds Account) exceeds $10.0 million, the Company shall make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Priority Lien Debt containing provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets, to purchase, prepay or redeem the maximum principal amount of Notes and such other Priority Lien Debt that may be purchased, prepaid or redeemed out of the Excess Proceeds.  The offer price for the Notes and any other Priority Lien Debt in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes and such other Priority Lien Debt purchased, plus accrued and unpaid interest and Special Interest (if any) on the Notes and any other Priority Lien Debt to the date of purchase (subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date), and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture.  If the aggregate principal amount of Notes and such other Priority Lien Debt tendered into (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds (including any Excess Proceeds held in the Collateral Proceeds Account), the Notes and such other Priority Lien Debt shall be purchased on a pro rata basis based on the principal amount of Notes and such other Priority Lien Debt tendered or required to be prepaid or redeemed.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

8.                                      Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Holders will be required to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note (1) for a period of 15 days before a selection of Notes to be redeemed or (2) tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.  Transfer may be restricted as provided in the Indenture.

9.                                      Notice of Redemption.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

10.                               Persons Deemed Owners.  The registered Holder of a Note will be treated as its owner for all purposes.

11.                               Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, Additional Notes, if any) voting as a single Class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, interest or Special Interest, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single Class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).  Without the consent of any Holder of a Note, the Indenture, the Notes and the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to comply with Section 4.18 of the Indenture, to conform the text of the Indenture, the Notes, the Note Guarantees or the Security Documents to any provision of the section of the Offering Circular entitled “Description of Notes” to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Note Guarantees or the Security Documents, to evidence and provide for the acceptance of appointment by a successor Trustee (provided that the successor Trustee is otherwise qualified and eligible to act as such under the Indenture or to provide for a successor or replacement Collateral Trustee under the Security Documents), to provide for the issuance of Additional Notes in accordance with the Indenture, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in the Indenture or any of the Security Documents, or to grant any Lien for the benefit of the Holders of the Notes.  Any amendment to, or waiver of, the provisions of the Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding (but only to the extent any such consent is required under the Collateral Trust Agreement).

12.                               Defaults and Remedies.  In the case of an Event of Default arising from events of bankruptcy or insolvency specified in clause (ix) or (x) of Section 6.01(a) of the Indenture, with respect to the Company, any Guarantor or any Restricted Subsidiary that is a Significant Subsidiary of the Company (or any Restricted Subsidiaries of the Company that together would constitute a Significant Subsidiary), all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default; provided, however, that so long as any

Indebtedness permitted to be incurred pursuant to the ABL Credit Facility shall be outstanding, that acceleration shall not be effective until the earlier of (1) an acceleration of Indebtedness under the ABL Credit Facility; and (2) five Business Days after receipt by the Company and the agent under the ABL Credit Facility of written notice of such acceleration of the Notes.  Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any, or Special Interest, if any) if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.  Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or Special Interest, if any, on, premium, if any, on, or the principal of, the Notes; provided, however, that the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related Payment Default that resulted from such acceleration.

13.                               Trustee Dealings with the Company.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates, with the same rights it would have if it were not Trustee.

14.                               No Recourse Against Others.  No past, current or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Note Documents, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  This waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.  This waiver and release may not, however, be effective to waive liabilities under the U.S. federal securities laws.

15.                               Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.                               Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.                               [Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes are entitled to the benefits of the Registration Rights Agreement, dated as of March 13, 2013, among the Company, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time (the “Registration Rights Agreement”).](3)

18.                               CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.

(3)                                Include only if applicable; otherwise, replace with “[Reserved.].”

No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.                               Guarantee.  The Company’s obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.

20.                               Copies of Documents.  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture [and/or the Registration Rights Agreement](4).  Requests may be made to:

Stream Global Services, Inc.

20 William Street, Suite 310

Wellesley, Massachusetts 02481

Attention:  Chief Financial Officer

21.                               Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES, PROVIDED THAT TO THE EXTENT THE INDENTURE OR ANY OTHER NOTE DOCUMENT CREATES AN OBLIGATION ON STREAM INTERNATIONAL EUROPE B.V. TO GRANT SECURITY OVER ITS RECEIVABLES, INCLUDING BANK ACCOUNTS AND INTERCOMPANY RECEIVABLES, SUCH OBLIGATION WILL BE DEEMED TO BE GOVERNED BY THE LAWS OF THE NETHERLANDS, IN EACH CASE, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(4)                                 Include only if applicable.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(INSERT ASSIGNEE’S LEGAL NAME)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*  Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10                                                                                                                 ☐ Section 4.14

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$___________________

Date:________________________

Your Signature: ___________________________________________________

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.: _____________________________________________

Signature Guarantee*: ________________

*          Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[To be inserted for Rule 144A Global Note]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount of this Global Note Following such decrease (or increase)	Signature of Authorized Signatory of Trustee or Custodian

[To be inserted for Regulation S Global Note]

SCHEDULE OF EXCHANGES OF REGULATION S GLOBAL NOTE

The following exchanges of a part of this Regulation S Global Note for an interest in another Global Note or of other Restricted Global Notes for an interest in this Regulation S Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount of this Global Note Following such decrease (or increase)	Signature of Authorized Signatory of Trustee or Custodian